Exhibit 21.1

Subsidiaries of Avalara, Inc.

The following is a list of subsidiaries of the company as of December 31, 2021, omitting subsidiaries that, considered in the aggregate, would not constitute a significant subsidiary.

Subsidiary	Jurisdiction
Avalara Technologies Private Limited	India
Avalara EU Holdings UK Limited	United Kingdom
Avalara Europe Ltd.	United Kingdom
VAT Applications NV	Belgium
VAT House Services NV	Belgium
AvaFuel, LLC	Delaware
Avalara Brasil - Assessoria e Consultoria Tributária e Tecnológica Ltda.	Brazil
Avalara Canada ULC	Canada
AFTC, Inc.	Washington
AFTC Fiscal Services UK Ltd.	UK
AFT France SAS	France
AFT Italy S.r.l.	Italy
Avalara FT Poland Sp. z o.o	Poland
AFT Niaps SL	Spain
Avalara Luxembourg S.à r.l.	Luxembourg
Avalara Client Trust	Delaware
Transaction Tax Resources, Inc.	Delaware
Transaction Tax Consulting Group, LLC	Oregon
Impendulo Limited	UK
Impendulo Hellas	Greece
Impendulo ApS	Denmark
Impendulo, Lda	Portugal
Impendulo Oy	Finland
Impendulo SARL	France
Impendulo Limited (CY)	Cyprus
Impendulo BV	Netherlands
INPOSIA Solutions Gmbh	Germany
INPOSIA Solutions Italia S.r.l.	Italy
INPOSIA Solutions France	France
INPOSIA Turkey	Turkey
EDIGrid Romania	Romania